UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 23, 2019

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 23, 2019, four proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on December 10, 2018 in connection with the Annual Meeting.  A brief description of the proposals and the final results of the votes for these matters are as follows:

1.              The stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee, was as follows:

	Votes For	Votes Withheld
Patrick G. LePore	14,196,281	583,771
John C. Chapman	14,441,249	338,803
Timothy C. Crew	14,225,313	554,739
David Drabik	11,809,575	2,970,477
Jeffrey Farber	13,569,445	1,210,607
Albert Paonessa, III	12,193,942	2,586,110
Paul Taveira	14,218,085	561,967

2.              The stockholders ratified the appointment of Grant Thornton, LLP as independent auditors. The number of votes cast for, against, or abstained was as follows:

Votes For:  31,021,298

Votes Against:  1,544,360

Abstain:  178,682

3.              The stockholders approved, on a non-binding advisory basis, the Fiscal 2018 compensation of the Company’s named executive officers. The number of votes cast for, against, or abstained was as follows:

Votes For:  13,646,268

Votes Against:  1,079,188

Abstain:  54,596

4.              The stockholders approved the amendment to and restatement of the 2014 Long-Term Incentive Plan. The number of votes cast for, against, or abstained was as follows:

Votes For:  9,366,005

Votes Against:  5,331,130

Abstain:  82,917

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: January 25, 2019